                                                                      Exhibit 5

                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022


                                                             September 21, 1995

American Standard Companies Inc.
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820

                        American Standard Companies Inc.
                       Registration Statement on Form S-3
                       -----------------------------------

Dear Sirs:

        We have acted as counsel to American Standard Companies Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-3 (File No. 33-61651) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), by certain stockholders of the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of underwriters' over-allotment options and any additional shares that may be registered in accordance with Rule 462(b) under the Act, the "Selling Stockholders Shares").

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        We are of the opinion that the Selling Stockholders Shares are duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,


                                                /S/ Debevoise & Plimpton